Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts” and “Selected Consolidated Financial and Operating Data” and to the use of our report dated June 16, 2004 (except as to Note 1, as to which the date is November 30, 2004), in the Registration Statement (Form S-1 No. 333-117278) and related Prospectus of Arbinet-thexchange, Inc. for the registration of 6,535,405 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

December 13, 2004